Exhibit 99.1

Plus Therapeutics Licenses Novel Oncology Platform, Expands Pipeline

Multiple Clinical & Preclinical Candidates for Rare Cancers,

Including a Novel Radiotherapeutic for Glioblastoma

AUSTIN, Texas, March 30, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), today announced that it has entered into a definitive agreement to license multiple rare cancer drug product candidates from private Texas-based  radiotherapeutic company NanoTx Therapeutics, Inc. (“NanoTx”)

The transaction terms include an upfront payment of $400,000 in cash and $300,000 in Plus voting stock. Furthermore, the company may pay up to $136.5 million in development and sales milestone payments and a tiered single-digit royalty on U.S. and European sales. The transaction, subject to customary closing conditions, is expected to close in the second quarter of fiscal 2020.

The licensed drug portfolio is anchored around nanoliposome-encapsulated radionuclides for several cancer targets. The lead drug asset is a chelated Rhenium NanoLiposome (RNLTM), initially being developed for recurrent glioblastoma.  RNL is infused directly into the brain tumor via precision brain mapping and convection enhanced delivery technology to deliver very high therapeutic doses of radiation to patients whose cancer has recurred following initial surgical resection and treatment with chemotherapy and radiation.

The licensed radiolabeled nanoliposome platform was developed by a multi-institutional consortium based in Texas at the Mays Cancer Center / UT Health San Antonio MD Anderson Cancer Center led by Dr. Andrew Brenner, MD, PhD, who is the Kolitz Chair in Neuro-Oncology Research and Co-Leader of the Experimental and Developmental Therapeutics Program. The licensed technology was previously funded by both the National Institutes of Health/National Cancer Institute (NIH/NCI) and the Cancer Prevention and Research Institute of Texas (CPRIT).  There is an active $3M award from NIH/NCI which will financially support the continued clinical development of RNL for recurrent glioblastoma.

“Dr. Brenner and his team have developed a very unique and promising novel cancer drug portfolio to address a significant number of unmet needs,” said Dr. Marc Hedrick, President and Chief Executive Officer of Plus Therapeutics. “Nanoliposome-encapsulated radionuclides are a natural extension of our pipeline and will become an increasing focus of our activities.”

“We are pleased to partner with Plus Therapeutics, a company with significant expertise in nanoparticle development,” said Dr. Brenner. “The clinical needs we are targeting are great and our lead drug for recurrent glioblastoma has shown tremendous promise in both safety and efficacy signals thus far, and we are excited about our partnership with Plus Therapeutics as we advance this and related programs to the next steps.”

Plus Therapeutics is licensing multiple BMEDA-chelated rhenium nanoliposome product candidates as part of this transaction  The lead drug asset is being developed for recurrent glioblastoma, a rare, incurable, and fatal disease. A Phase 1, dose-finding trial is ongoing at the Mays Cancer Center where 13 patients have been enrolled to-date.  Thus far, no serious adverse events have occurred, and further dose escalation is planned.  A similar product candidate is in preclinical development for several additional indications including breast cancer, head and neck cancer, leptomeningeal carcinomatosis, liver cancer, and ovarian cancers.

Additionally, Plus Therapeutics is licensing a second preclinical product candidate, a co-encapsulated doxorubicin and BMEDA-chelated Rhenium NanoLiposome (DRNLTM) for treating squamous cell carcinoma of the head and neck.  These licensed assets are supported by 19 preclinical publications.

“With RNL, we aim to precisely deliver a safe and effective dose of radiation directly to the tumor, bypassing the blood brain barrier, that is approximately 30 times greater than that currently being given to these patients using external beam radiation,” said Dr. Gregory Stein, Senior Vice President of Clinical Development at Plus Therapeutics.  “Dr. Brenner and his colleagues have developed an approach and technology that we believe may prolong survival in patients with recurrent glioblastoma, a cancer that affects about 12,000 people per year in the U.S. and for which there are currently no effective treatments available.”

Plus Therapeutics’ growing pipeline will feature product candidates characterized by previously approved small molecules or widely-used radionuclides, enhanced with delivery and formulation innovations, each potentially eligible for U.S. FDA and European Medicines Agency designations intended to expedite development and application review.

Investor Call Today at 5 p.m. EDT

Plus Therapeutics intends to address the NanoTx licensing agreement in today’s scheduled conference call to discuss its Fourth Quarter and full Fiscal Year 2019 financial results.  The Company plans to report these results after the close of market today.

Event:  Plus Therapeutics Fourth Quarter and Full Fiscal Year 2019 Financial Results Conference Call and Webcast
Time: 5:00 PM Eastern Time.

Live Call: Phone Number:  (877) 402-3914; Conference ID:  2547614

Live Webcast: https://event.on24.com/wcc/r/2150991/A2883C8240CBAA08D701864A445894F6

Beginning two hours after the conclusion of the conference call, a replay will be available.

Replay:  http://ir.plustherapeutics.com/events/default.aspx

About NanoTx Therapeutics, Inc.

NanoTx Therapeutics is radiotherapeutic company developing nanoliposomal-encapsulated radionuclides for the treatment of various cancers. Our technology allows high levels of radiation to be delivered to focused areas. The first-in-human clinical trial with RNLTM is now enrolling patients. Please see clinicaltrials.gov for further details.

About Plus Therapeutics, Inc.

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the discovery, development, and delivery of complex and innovative treatments for patients battling rare cancers.

Our proprietary nanotechnology platform is currently centered on the enhanced delivery of a variety of drugs using novel liposomal encapsulation technology. Liposomal encapsulation has been extensively explored and undergone significant technical and commercial advances since it was first developed. Our platform is designed to facilitate new delivery approaches and/or formulations of safe and effective drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. More information may be found at www.plustherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements about the Company’s potential to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties, including but not limited to, the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the company has an obligation under U.S. federal securities laws to do so.

Plus Therapeutics, Inc.
Andrew Sims
VP – Chief Financial Officer, Investor Relations
Phone: +1.619.333.4150

Email: ir@plustherapeutics.com
Website: plustherapeutics.com

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